UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Omeros Corporation was held on May 27, 2011. Shareholders of record at the close of business on April 15, 2011 were entitled to vote up to 22,137,812 shares of common stock at the annual meeting. A total of 18,254,554 (82.46%) shares were represented at the annual meeting in person or by proxy. The following is a brief description of each matter voted upon at the annual meeting and the number of votes cast for, against or withheld (or, with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the number of votes cast for one year, two years or three years or withheld), as well as the number of abstentions and broker non-votes, as to each such matter:

(1) The election of the following two Class II directors, each to serve until the 2014 Annual Meeting of Shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal:

	For	Withheld	Broker Non-Votes
Thomas J. Cable	8,380,926	598,359	9,275,269
Peter A. Demopulos, M.D.	8,366,065	613,220	9,275,269

(2) Approval of an advisory resolution regarding the compensation of Omeros’ named executive officers as reported in the proxy statement for the 2011 Annual Meeting of Shareholders.

For	Against	Abstain	Broker Non-Votes
8,016,883	597,592	364,810	9,275,269

(3) An advisory vote on how frequently – every one, two or three years - Omeros should hold future advisory votes on the compensation of its named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,621,702	188,134	6,035,692	133,757	9,275,269

Consistent with the recommendation of Omeros’ Board of Directors in the proxy statement for the 2011 Annual Meeting of Shareholders, Omeros has determined to hold an advisory vote on the compensation of its named executive officers once every three years.

(4) The ratification of the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-Votes
17,602,522	119,833	532,199	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: June 2, 2011